UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2011
Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Clarksville Road Princeton Junction, New Jersey	08550

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 716-4000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 15, 2011, the board of directors of Mistras Group, Inc. increased the size of the board from six to seven members and elected Ellen T. Ruff to the board. Ms. Ruff has also been appointed to the audit committee of the company’s board, in place of Richard Glanton, who will remain on the board's compensation and corporate governance committees. The press release announcing Ms. Ruff’s election is attached to this report as an exhibit and incorporated herein by reference.
Ms. Ruff will receive compensation in her role as a non-employee director pursuant to the compensation plan for non-employee directors described in the company’s annual proxy statement filed with the Securities and Exchange Commission on September 16, 2010.

Item 9.01.	Financial Statement and Exhibits.
(d) Exhibits
99.1	Press release issued by Mistras Group, Inc. on February 16, 2011
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.
Date: February 16, 2011	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit No.	Description
99.1	Press release issued by Mistras Group, Inc. on February 16, 2011